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                                                               Exhibit 99.07

                               DIRECTOR CONSENT



     Each of the undersigned directors of Crompton & Knowles Corporation hereby consents to the references to such director set forth in the Registration Statement of CK Witco Corporation with respect to which this consent is being filed and to being named therein as a person to become a director of CK Witco Corporation.





                                          /s/ James A. Bitonti
                                          -----------------------------
                                          Name: James A. Bitonti




                                          /s/ Leo I. Higdon, Jr.
                                          -----------------------------
                                          Name: Leo I. Higdon, Jr.




                                          /s/ Robert A. Fox
                                          -----------------------------
                                          Name: Robert A. Fox




                                          /s/ Roger L. Headrick
                                          -----------------------------
                                          Name: Roger L. Headrick




                                          /s/ C.A. (Lance) Piccolo
                                          -----------------------------
                                          Name: C.A. (Lance) Piccolo




                                          /s/ Patricia K. Woolf
                                          -----------------------------
                                          Name: Patricia K. Woolf




                                          /s/ Vincent A. Calarco
                                          -----------------------------
                                          Name: Vincent A. Calarco